                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                  ------------------------------------------


                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF
                      THE SECURITIES EXCHANGE ACT OF l934

                              Snowball.com, Inc.
          -----------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                 Delaware                                    94-3316902
---------------------------------------                   ------------------
(State of incorporation or organization)                  (I.R.S. Employer
                                                         Identification No.)
250 Executive Park Blvd., Suite 4000
       San Francisco, California                              94134
---------------------------------------                     ---------
(Address of principal executive offices)                    (Zip Code)

If this Form relates to the registration        If this Form relates to the
of a class of securities pursuant to  of        registration of a class of
Section 12(b) the Exchange Act and is           securities pursuant to Section
effective pursuant to General                   12(g) of the Exchange Act and
Instruction A.(c), check the following          is effective pursuant to
box. [_]                                        General Instruction A.(d),
                                                check the following box. [X]

 Securities Act registration statement file number to which this form relates:

                                   333-93487
                                   ---------

       Securities to be registered pursuant to Section 12(b) of the Act:

                                     None
                                     ----

       Securities to be registered pursuant to Section 12(g) of the Act:

                   Common Stock, $0.001 par value per share
                   ----------------------------------------
                               (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.


         The description of the common stock of Registrant set forth under the caption "Description of Capital Stock" in Registrant's Registration Statement on Form S-1 (File No. 333-93487) as originally filed with the Securities and Exchange Commission on December 23, 1999, or as subsequently amended (the "Registration Statement"), and in the prospectus included in the Registration
-----------------------
Statement, is hereby incorporated by reference in response to this item.

Item 2.  Exhibits.

         The following exhibits are filed herewith or incorporated herein by reference:

          Exhibit
          Number                    Exhibit Title or Description
          ------                    ----------------------------

          3.01 Registrant's Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.01 to the Registration Statement).

          3.02 Registrant's Amended and Restated Certificate of Incorporation (to be filed immediately after the closing of this offering) (incorporated by reference to
                                    Exhibit 3.02 to the Registration Statement).

          3.03 Registrant's Bylaws (incorporated by reference to Exhibit 3.03 to the Registration Statement).

          3.04 Registrant's Amended and Restated Bylaws (to be adopted prior to the closing of this offering with an effective date immediately following this offering) (incorporated by reference to Exhibit 3.04 to the Registration Statement).

          4.01 Form of Specimen Certificate for Registrant's common stock (incorporated by reference to Exhibit 4.01 to the Registration Statement).

          4.02 Amended and Restated Investor Rights Agreement, dated as of December 20, 1999 (incorporated by reference to Exhibit 4.02 of the Registration Statement).

          99.01 The description of Registrant's common stock set forth under the caption "Description of Capital Stock" in the prospectus included in the Registration Statement.

                                   SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: January 25, 2000            Snowball.com, Inc.



                                   By: /s/ James R. Tolonen
                                      ---------------------
                                      James R. Tolonen
                                      Chief Financial Officer and Chief
                                      Operating Officer

                               Index to Exhibits
                               -----------------

Exhibit
Number                              Exhibit Title or Description
------                              ----------------------------

3.01 Registrant's Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.01 to the Registration Statement).

3.02 Registrant's Amended and Restated Certificate of Incorporation (to be filed immediately after the closing of this offering) (incorporated by reference to
                                    Exhibit 3.02 to the Registration Statement).

3.03 Registrant's Bylaws (incorporated by reference to Exhibit 3.03 to the Registration Statement).

3.04 Registrant's Amended and Restated Bylaws (to be adopted prior to the closing of this offering with an effective date immediately following this offering) (incorporated by reference to Exhibit 3.04 to the Registration Statement).

4.01 Form of Specimen Certificate for Registrant's common stock (incorporated by reference to Exhibit 4.01 to the Registration Statement).

4.02 Amended and Restated Investor Rights Agreement, dated as of December 20, 1999 (incorporated by reference to Exhibit 4.02 of the Registration Statement).

99.01 The description of Registrant's common stock set forth under the caption "Description of Capital Stock" in the prospectus included in the Registration Statement.